                                                                     EXHIBIT 5.1

               OLSHAN GRUNDMAN FROME ROSENZWEIG & WOLOSKY LLP
                                505 Park Avenue
                            New York, New York 10022
                                 (212) 753-7200

                                  September 12, 2003

American Pacific Corporation
3770 Howard Hughes Parkway, Suite 300
Las Vegas, NV  89109

           Re:    American Pacific Corporation -
                  Registration Statement on Form S-8 filed September 12, 2003
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Dear Sir or Madam:

            You have requested our opinion with respect to the  registration  of participation  interests in the American  Pacific  Corporation  401(k) Plan (the
"Plan")  pursuant  to  an  American  Pacific   Corporation  (the   "Registrant")
Registration Statement on Form S-8.

            In furnishing  our opinion,  we have  examined the Plan,  the EGTRRA
Amendment to the Plan, the Adoption  Agreement for the Plan, the  Certificate of
Incorporation and the By-Laws of the Registrant,  and such other instruments and documents, as we have deemed relevant and necessary as the basis for our opinion expressed  herein.  We  have  examined  originals  or  certified,  conformed  or photostatic  copies  of all  documents,  the  authenticity  of  which  has  been established to our satisfaction.  In all such examinations,  we have assumed the genuineness  of all  signatures  on original and  certified  documents,  and the conformity to executed  documents of all  unexecuted  copies  submitted to us as conformed or photostatic copies.

            Based  upon  the   foregoing,   we  are  of  the  opinion  that  the
participation  interests  have  been duly  authorized  and when  issued  will be legally issued, fully paid and non-assessable.

            We hereby  consent to use of this  opinion  in the  above-referenced
Registration Statement.

                            Very truly yours,

                            /S/ OLSHAN GRUNDMAN FROME ROSENZWEIG & WOLOSKY LLP
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                            OLSHAN GRUNDMAN FROME ROSENZWEIG & WOLOSKY LLP